Exhibit 1

                                    AGREEMENT

           This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date with respect to the beneficial ownership of the undersigned of shares of the common stock of Plains Resources Inc. is being filed on behalf of each of the entities named below. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


Dated:  March 9, 2004


                              LEUCADIA NATIONAL CORPORATION

                              By: /s/ Joseph A. Orlando
                                  -----------------------------------------
                                  Name: Joseph A. Orlando
                                  Title: Vice President and
                                          Chief Financial Officer



                              PERSHING SQUARE, L.P.

                              By: PERSHING SQUARE GP, LLC

                              By: /s/ William Ackman
                                  -----------------------------------------
                                  Name: William Ackman
                                  Title: Managing Member



                              PERSHING SQUARE GP, LLC

                              By: /s/ William Ackman
                                  -----------------------------------------
                                  Name: William Ackman
                                  Title: Managing Member



                              By: /s/ William Ackman
                                  -----------------------------------------
                                  Name: William Ackman